STOCKHOLDER AGREEMENT

          AGREEMENT, dated as of November 29, 1995, by and among Rite Aid Corporation, a Delaware corporation ("Parent"), Ocean Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Zell/Chilmark Fund, L.P., a Delaware limited partnership (referred to herein as the "Stockholder").

                             W I T N E S S E T H:

          WHEREAS, immediately prior to the execution of this Agreement, Parent, Sub and Revco D.S., Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company (the "Merger");

          WHEREAS, in furtherance of the Merger, Parent and the Company desire that as soon as practicable but in no event later than five business days) after the execution of the Merger Agreement, Sub shall commence an offer (the
"Offer") to purchase for cash not less than 35,144,833 shares and up to all of the issued and outstanding Company Common Stock (as defined in Section 1 hereof) at a price of $27.50 per share of Company Common Stock; and

          WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

          1. Certain Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

          (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act.

          (b) "Company Common Stock" shall mean at any time the common stock, $.01 par value, of the Company.

          (c) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          2.  Tender of Shares.

          (a) The Stockholder hereby agrees to validly tender (or cause the record owner of such shares to tender), and not to withdraw, pursuant to and in accordance with the terms of the Offer, not later than prior to the expiration of the Offer pursuant to Section 1.1 of the Merger Agreement and Rule 14d-2 under the Exchange Act, 13,102,288 shares of Company Common Stock (the "Ex-isting Shares" and together with any shares of Company Common Stock acquired by the Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise, the "Shares") Beneficially Owned by the Stockholder. The Stockholder hereby acknowledges and agrees that Parent's and Sub's obligation to accept for payment and pay for the Shares in the Offer, is subject to the

                                           2

terms and conditions of the Offer. The parties agree that the Stockholder will, for all Shares tendered by the Stockholder in the Offer and accepted for payment and paid for by Sub, receive the same per share consideration paid to other shareholders who have tendered into the Offer.

          (b) The transfer by the Stockholder of the Shares to Sub in the Offer shall pass to and unconditionally vest in Sub good and valid title to the Shares, free and clear of all claims, liens, restrictions, security interests, pledges, limitations and encumbrances whatsoever.

          (c) The Stockholder hereby agrees to permit Parent and Sub to publish and disclose in the Offer Documents and, if approval of the Company's shareholders is required under applicable law, the Registration Statement and the Proxy Statement/Prospectus (including all documents and schedules filed with the SEC) its identity and ownership of Company Common Stock and the nature of its commitments, arrangements and understandings under this Agreement.

          3. Voting of Company Common Stock. The Stockholder hereby agrees that during the period commencing on the date hereof and continuing until the first to occur of (i) the Effective Time or (ii) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, the Stockholder shall vote (or cause to be voted) the Shares held of record or Beneficially Owned by the Stockholder (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval and adoption of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the

                                           3

transactions contemplated by this Agreement and the Merger Agreement):
(A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) any sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, restructuring, recapitalization, special dividend, dissolution or liquidation of the Company or its Subsidiaries; or
(C)(1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company including any proposal to sell a substantial equity interest in the Company and its Subsidiaries; (3) any amendment of the Company's Certificate of Incorporation or By-laws; (4) any other change in the Company's corporate structure or business; or (5) any other action which, in the case of each of the matters referred to in clauses (C)(1), (2), (3) or (4), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Offer, the Merger and the transactions contemplated by this Agreement and the Merger Agreement. The Stockholder shall not enter into any agreement or understanding with any person or entity the effect of which would be inconsistent or violative of the provisions and agreements contained in this Section 3.

          4. Stockholder Covenant. Except as contemplated by this Agreement, the Stockholder shall not for a period of six months following the termination of this Agreement (other than as a result of a breach by Parent or Sub) enter into, execute, or be a party to any agreement or understanding, written or otherwise, with any Person whereby the Stockholder (i) grants or otherwise gives to such Person an option or right to purchase or acquire any or all of the Shares other than sales made in open market transactions; (ii) agrees or covenants to vote or to grant a proxy to vote any or all of the Shares held of record or Beneficially Owned by the Stockholder, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock; or (iii) agrees or covenants to tender any or all of the Shares held of record or Beneficially Owned by the Stockholder into any tender offer or exchange offer relating to the Company Common Stock.

                                       4

          5. Covenants, Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to, and agrees with, Parent and Sub as follows:

          (a) Ownership of Shares. The Stockholder is the record and Beneficial Owner of the Existing Shares. On the date hereof, the Existing Shares constitute all of the Shares owned of record or Beneficially Owned by the Stockholder. The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limi-tations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

          (b) Corporate Authorization. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement enforceable against the Stockholder in accordance with its terms except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c)  No Conflicts.   Except for filings, authorizations, consents
and approvals as may be required under the HSR Act, the Exchange Act and the Securities Act (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of the Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise

                                           5

to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which the Stockholder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to the Stockholder or any of its properties or assets.


          (d) No Encumbrances. Except as applicable in connection with the transactions contemplated by Sections 2, 3 and 4 hereof, the Shares and the certificates representing such Shares are now, and at all times during the term hereof, will be, held by the Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

          (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transac-tions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

          (f) No Solicitation. Stockholder shall not, and shall cause its affiliates and officers, directors, employees, partners, investment bankers, attorneys, accountants and other agents and representatives of Stockholder and such affiliates (such affiliates, officers, directors, employees, partners investment bankers, attorneys, accountants, agents and representatives of any Person are hereinafter collectively referred to as the "Representatives" of such Person) not to, directly or indirectly (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal (as defined in the Merger Agreement) of the Company or any affiliate or any inquiry with respect thereto, or (ii) in the event of an unsolicited Takeover Proposal for the Company or any affiliate of the Company, engage in negotiations or discussions

                                           6

with, or provide any information or data to, any Person (other than Parent, any of its affiliates or representatives) relating to any Takeover Proposal. Stockholder shall notify Parent and Sub orally and in writing of any such offers, proposals, or inquiries relating to the purchase or acquisition by any Person of the Shares (including, without limitation, the terms and conditions thereof and the identity of the Person making it), within 24 hours of the receipt thereof. Stockholder shall, and shall cause its Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal relating to the Company, other than discussions or negotiations with Parent and its affiliates. Notwithstanding the restrictions set forth in this Section 5(f), any Person who is an officer or director of the Company may exercise his fiduciary duties in his capacity as a director or officer of the Company consistent with the terms of the Merger Agreement.

          (g) Restriction on Transfer, Proxies and NonInterference. Except as applicable in connection with the transactions contemplated by Sections 2 and 3 hereof, the Stockholder shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit the Shares into a voting trust or enter into a voting agreement with respect to the Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or would result in a breach by the Stockholder of their obligations under this Agreement or a breach by the Company of its obligations under the Merger Agreement.

          (h) Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

                                           7

          (i) Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          (j) Distribution of Shares of Parent Common Stock. Upon the consummation of the Merger, the Stockholder shall within 90 days thereafter either distribute the shares of Parent Common Stock (as defined in the Merger Agreement) to each of the limited partners of Zell/Chilmark Fund, L.P. or sell or otherwise dispose of such shares of Parent Common Stock, in each case in accordance with the governing documents thereto and applicable law; provided that no such sale or other disposition shall be made if immediately following such sale or other disposition the acquiror of such Parent Common Stock, together with the acquiror's affiliates and any members of a group of which the acquiror is a party, would Beneficially Own in the aggregate 4.9% or more of the Parent Common Stock then outstanding.

          6. Representations and Warranties of Parent and Sub. Parent and Sub hereby represent and warrant to Stockholder as follows:

          (a) Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power or other power and authority to execute and deliver this Agreement and perform their respective obligations hereunder. The execution and delivery by Parent and Sub of this Agreement and the performance by Parent and Sub of their respective obligations hereunder have been duly and validly authorized by the Board of Directors of each of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          (b) Corporate Authorization. This Agreement has been duly and validly executed and delivered by Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub enforceable against each

                                           8


of Parent and Sub in accordance with its terms except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) No Conflicts. Except for filings, authorizations, consents and approvals as may be required under the HSR Act, the Exchange Act and the Securities Act (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Parent or Sub and the consummation by Parent or Sub of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Parent of Sub, the consummation by Parent or Sub of the transactions contemplated hereby or compliance by Parent or Sub with any of the provisions hereof shall (A) conflict with or result in any breach of the certificate of incorporation or by-laws of Parent or Sub, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent or Sub is a party or by which Parent or Sub or any of their respective properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Parent or Sub or any of their respective properties or assets.

          (d) No Finder's Fee. Except for Donaldson, Lufkin & Jenrette Securities Corporation, no broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Sub.

                                       9

          7.  Stop Transfer; Legend.

          (a) The Stockholder agrees with, and covenants to, Parent that the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 2 hereof). In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

          (b) The Stockholder shall promptly after the date hereof surrender to the Company all certificates representing the Shares, and the Company shall place the following legend on such certificates:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER AGREEMENT, DATED AS OF NOVEMBER 29, 1995 BY AND AMONG RITE AID CORPORATION, OCEAN ACQUISITION CORPORATION AND ZELL/CHILMARK FUND, L.P. WHICH AMONG OTHER THINGS RESTRICTS THE TRANSFER AND VOTING THEREOF."

          8. Termination. Except as otherwise provided herein, the covenants and agreements contained herein with respect to the Shares shall terminate upon the earlier of (i) the consummation of the Merger and (ii) the termination of the Merger Agreement in accordance with its terms except, that the covenant and agreement set forth in Section 4 hereof shall survive for six months after such termination (other than a termination as a result of a breach by Parent or Sub).

          9. Confidentiality. The Stockholder recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, the Stockholder hereby agrees not to disclose or

                                      10

discuss such matters with anyone not a party to this Agreement (other than its counsel and advisors, if any) without the prior written consent of Parent, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures its counsel advises are necessary in order to fulfill its obligations imposed by law, in which event such Stockholder shall give notice of such disclosure to Parent as promptly as practicable so as to enable Parent to seek a protective order from a court of competent jurisdiction with respect thereto.

          10.  Miscellaneous.

          (a) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b) Binding Agreement. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or Beneficial Ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's heirs, distributees, guardians, administrators, executors, legal representatives, or successors or other transferees (for value or otherwise) and any other successors in interest. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

          (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.


          (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execu-

                                           11

tion and delivery of a written agreement executed by the parties hereto.

          (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

          If to Stockholder:
                                        Zell/Chilmark Fund, L.P.
                                        Two North Riverside Plaza
                                        Suite 1500
                                        Chicago, Illinois  60606
                                        Attention.:  Sheli Z. Rosenberg
                                        Telephone No.: (312) 984-9711
                                        Telecopy No.:  (312) 984-0317

                    copy to:            Michael K.L. Wager, Esq.
                                        Benesch, Friedlander,
                                          Coplan & Aronoff
                                        2300 BP America Building
                                        200 Public Square
                                        Cleveland, Ohio 44114
                                        Telephone No.: (216) 363-4500
                                        Telecopy No.:  (216) 363-4588

                    If to Parent        Rite Aid Corporation
                    or Sub:             30 Hunter Lane
                                        Camp Hill, Pennsylvania  17011
                                        Attention.:  Chief Executive Officer
                                        Telephone No.: (717) 761-2633
                                        Telecopy No.:  (717) 975-5905

                    copy to:            Nancy A. Lieberman, Esq.
                                        Skadden, Arps, Slate,
                                          Meagher & Flom
                                        919 Third Avenue
                                        New York, New York  10022
                                        Telephone No.:  (212) 735-3000
                                        Telecopy No.:   (212) 735-2000

                                           12

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.


          (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                                           13

          (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

          (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

          (l) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (l) and shall not be deemed to be a general submission to the jurisdiction of said Court or in the State of Delaware other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

          (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                                           14

          IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.


                                       RITE AID CORPORATION


                                       By: /S/ Martin L. Grass
                                           -----------------------------
                                           Name:   Martin L. Grass
                                           Title:  Chairman of the Board
                                                   and Chief Executive Officer


                                       OCEAN ACQUISITION CORPORATION


                                       By: /s/  Martin L. Grass
                                           -----------------------------
                                           Name:   Martin L. Grass
                                           Title:  President


                                       ZELL/CHILMARK FUND, L.P.


                                       By:  ZC Limited Partnership,
                                            general partner


                                       By:  ZC Partnership,
                                            general partner


                                       By:  CZ Inc., a partner


                                       By:
                                           ------------------------------
                                           Name:  Sheli Z. Rosenberg
                                           Title:  Vice President


          IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.


                                       RITE AID CORPORATION


                                       By:
                                           -----------------------------
                                           Name:
                                           Title:


                                       OCEAN ACQUISITION CORPORATION


                                       By: /s/
                                           -----------------------------
                                           Name:
                                           Title:


                                       ZELL/CHILMARK FUND, L.P.


                                       By:  ZC Limited Partnership,
                                            general partner


                                       By:  ZC Partnership,
                                            general partner


                                       By:  ZC Inc., a partner


                                       By: /s/ Sheli Z. Rosenberg
                                           ------------------------------
                                           Name:  Sheli Z. Rosenberg
                                           Title:  Vice President